Exhibit 99.1

Press Release

Westborough Financial Services, Inc. Reports Earnings for Three and Six-Months Ended March 31, 2004

WESTBOROUGH, Mass.--(BUSINESS WIRE)-April 27, 2004--Westborough Financial Services, Inc., (the "Company") (OTCBB: WFSM.OB) the holding company for The Westborough Bank (the "Bank"), reported earnings per share (dilutive) for three-months ended March 31, 2004 of $0.19 on net income of $299 thousand, as compared to $0.12 per share (dilutive) on net income of $179 thousand for three-months ended March 31, 2003. For three-months ended March 31, 2004, net income increased by $120 thousand, or 67.0%, to $299 thousand, as compared to $179 thousand, for three-months ended March 31, 2003. The Company's return on average assets was 0.48% for three-months ended March 31, 2004 as compared to 0.29% for three-months ended March 31, 2003. The Company also reported earnings per share (dilutive) for six-months ended March 31, 2004 of $0.42 on net income of $648 thousand, as compared to $0.30 per share (dilutive) on net income of $457 thousand for six-months ended March 31, 2003. For six-months ended March 31, 2004, net income increased by $191 thousand, or 41.8%, to $648 thousand, as compared to $457 thousand, for six-months ended March 31, 2003. The Company's return on average assets was 0.51% for six-months ended March 31, 2004 as compared to 0.37% for six-months ended March 31, 2003.

      The increase in net income for three-months ended March 31, 2004 was primarily due to an increase in customer service fees, plus net gains on the sale of securities available for sale and mortgages, offset, to a lesser extent, by an increase in operating expenses. Income from customer service fees increased by $88 thousand, or 77.2%, to $202 thousand for three-months ended March 31, 2004 as compared to $114 thousand for three-months ended March 31, 2003, primarily from an increase in fee income from the sale of non-deposit investment products, such as mutual funds and annuities and from an increase in fee income from merchant credit/debit card volume. Additionally, for three-months ended March 31, 2004, the Company sold securities available for sale, primarily common stocks, and realized net pre-tax gains of $60 thousand, as compared to net pre-tax losses of $7 thousand for three-months ended March 31, 2003. Also, during three-months ended March 31, 2004, the Company sold fixed-rate mortgage loans, with servicing retained by the Bank, and recognized a pre-tax gain on the sale of $84 thousand, as compared to a pre-tax gain of $5 thousand, on a substantially reduced volume of loans sold, for three-months ended March 31, 2003. For three-months ended March 31, 2004, operating expenses increased by $84 thousand, or 4.4%, to $2.0 million, from $1.9 million for three-months ended March 31, 2003. The primary reasons for the increase were due to general increases in staff salaries and also due to a decline in mortgage lending volume. As it relates to mortgage lending volume, the Bank is allowed to defer certain operating costs, primarily salaries, related to originating loans. As a result of the decline in originated loans during the current period, such cost deferrals also declined accordingly. With regard to the Bank's net interest income, it declined by $6 thousand, or 0.3% for three-months ended March 31, 2004, as compared to
three-months ended March 31, 2003.   The Company's net interest margin,
expressed as a percentage of average interest-earning assets, declined by ..05%, to 3.49%, from 3.54%, for three-months ended March 31, 2003.

      The increase in net income for six-months ended March 31, 2004 was due primarily to an increase in net interest income, customer service fees, net gains on the sales of mortgages and securities available for sale, offset, to a lesser extent, by an increase in operating expenses and provisions for income taxes and loan losses. Net interest income increased by $120 thousand, or 2.9%, to $4.3 million, for six-months ended March 31, 2004, as compared to $4.1 million for six-months ended March 31, 2003. While the average rate earned on interest-earning assets declined by 0.65%, to 4.82% for six-months ended March 31, 2004 from 5.47% for six-months ended March 31, 2003, the average cost of interest-bearing liabilities declined by 0.74%, to 1.44% for six-months ended March 31, 2004 from 2.18% for six-months ended March 31, 2003. The decline in rates of interest paid on interest-bearing liabilities was primarily the result of maturing certificates of deposits reinvested at lower rates and also due to an increase in the amount of low-cost borrowing from the Federal Home Loan Bank. Income from customer service fees increased by $99 thousand, or 35.5%, to $378 thousand for six-months ended March 31, 2004 as compared to $279 thousand for six-months ended March 31, 2003, primarily due to the recognition of a non-refundable $71 thousand prepayment fee from the payment in full of a $2.6 million commercial loan and due to an increase in fee income from merchant credit/debit card volume. Also for six-months ended March 31, 2004, the Company sold fixed-rate mortgage loans, with servicing retained by the Bank, and recognized a pre-tax gain on the sale of $87 thousand, as compared to a pre-tax gain of $5 thousand, on a substantially reduced volume of loans sold, for six-months ended March 31, 2003. Additionally, for six-months ended March 31, 2004, the Company sold securities available for sale, primarily common stocks, and realized net pre-tax gains of $58 thousand, as compared to net pre-tax losses of $3 thousand for six-months ended March 31, 2003. For six-months ended March 31, 2004, operating expenses increased by $81 thousand, or 2.1%, to $3.9 million, from $3.8 million for six-months ended March 31, 2003. The primary reasons for the increase were due to general increases in staff salaries and also due to a decline in deferred costs related to the decrease in new mortgage loans. As a result of a higher level of services provided, data processing expenses increased by $38 thousand, or 12.3%, to $348 thousand for six-months ended March 31, 2004 as compared to $310 thousand. Other general and administrative expense declined by $21 thousand, to $659 thousand for six-months ended March 31, 2004, mainly due to a decline in printing and other variable expenses relating to the decline in mortgage loan volume.

      The Company's total assets increased by $2.7 million, or 1.0%, to $258.8 million at March 31, 2004 from $256.1 million at September 30, 2003. While deposits declined by $3.9 million, or 1.8%, to $212.0 million from $215.9 million, advances from the Federal Home Loan Bank increased by $6.0 million, or 63.2%, to $15.5 million at March 31, 2004. The increase in advances was used primarily to fund the maturities of relatively higher-rate certificates of deposits and to fund the purchases of securities available for sale. Securities available for sale increased by $6.1 million, or 6.9%, to $93.6 million, at March 31, 2004 as compared to $87.6 million at September 30, 2003. Much of the increase in securities available for sale was in the categories of federal agency mortgage-backed securities and bonds. Loans declined by 0.2%, or $316 thousand, to $141.2 million. Within the category of loans, commercial loans increased by $3.3 million from September 30, 2003 to March 31, 2004, residential real estate and home equity lines-of-credit declined by $3.4 million for the same period and primarily reflect the previously mentioned sale of $4.9 million fixed-rate mortgage loans, offset, to a lesser extent, by originations of new residential mortgage and home equity lines-of-credit. Non-performing loans declined to $561 thousand, or 0.40% of loans at March 31, 2004 as compared to $634 thousand, or 0.45% of total loans at September 30, 2003. Total stockholders' equity increased by $501 thousand, to $29.2 million at March 31, 2004 from $28.7 million at September 30, 2003 primarily as a result of current period net income, net of common stock dividends paid and changes in accumulated comprehensive income relating to the change in after-tax value in securities available for sale.

      Joseph F. MacDonough, President and CEO of the Company, commenting on the Company's performance remarked: "Although recent deposit outflows have slowed our rate of asset growth, earnings for the first six-months of this fiscal year indicate a positive trend over the same period a year ago. Pre-tax income for the six-months ended March 31, 2004 increased by $254 thousand, or 36.7%, over the six-month period ended March 31, 2003. We anticipate little or no loss in our Shrewsbury deposit base as a result of the closing of our Shaw's Supermarket branch, which in itself will contribute to a reduction of operating expenses going forward. As always, we remain committed to providing competitive products with superior service to all of our customers."

      The Bank was founded in 1869 as a Massachusetts chartered mutual savings bank and was reorganized into a two-tiered mutual holding company structure on February 15, 2000. The Bank is a community and customer-oriented, full-service financial institution offering traditional deposit products, residential and commercial real estate mortgage loans, electronic and Internet-based services as well as consumer and commercial loans. During April 2004, the Bank closed its full-service branch in the Shaws' Supermarket located in the town of Shrewsbury and consolidated that operation into the newly expanded Maple Avenue, Shrewsbury branch. As a result, the Bank currently operates four full-service banking offices located in the towns of Westborough, Northborough and Shrewsbury, Massachusetts. The Bank also operates a non-public, self-contained office at the Willows, a retirement community located in Westborough. Together, these offices serve the Bank's primary market area consisting of Westborough, Northborough, Shrewsbury, Grafton, Southborough and Hopkinton, Massachusetts.

      Statements contained in this news release, which are not historical facts, are forward-looking statements that are defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission. The Company and the Bank do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or the Bank.


For further information contact:
John L. Casagrande
Senior Vice President and Treasurer
Westborough Financial Services, Inc.
100 East Main Street
Westborough, MA 01581
508-366-4111


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Westborough Financial Services, Inc. and Subsidiary
Selected Condensed Consolidated Financial and Other Data


                                                                           at
                                                               ---------------------------
                                                               March 31,     September 30,
                                                                 2004            2003
                                                               ---------     -------------
Condensed Consolidated Balance Sheet Data ($ in thousands)             (unaudited)

Total assets                                                   $258,776        $256,122
Loans, net                                                      141,241         141,557
Investment securities                                            94,896          88,840
Total deposits                                                  211,969         215,898
Federal Home Loan Bank advances                                  15,500           9,500
Stockholders' equity                                             29,219          28,718
Allowance for loan losses                                           951             911
Non-accrual loans                                                   561             634
Non-performing assets                                               561             634


                                                                Three-Months Ended         Six-Months Ended
Condensed Consolidated Statement of Income Data               ----------------------    ----------------------
($ in thousands, except per share data)                       03/31/04     03/31/03     03/31/04     03/31/03
                                                              --------     --------     --------     --------
                                                                   (unaudited)               (unaudited)

Total interest and dividend income                               $2,749       $3,059       $5,719       $6,286
Total interest expense                                              700        1,004        1,459        2,146
                                                                 ------       ------       ------       ------
  Net Interest income                                             2,049        2,055        4,260        4,140
Provision for loan losses                                            10            0           40            0
                                                                 ------       ------       ------       ------
  Net interest income, after provision for loan losses            2,039        2,055        4,220        4,140
                                                                 ------       ------       ------       ------
Customer service fees                                               202          114          378          279
Gain (loss) on sales of securities available for sale, net           60           (7)          58           (3)
Gain on sales of mortgages                                           84            5           87            5
Miscellaneous                                                        43           43           98           85
                                                                 ------       ------       ------       ------
  Total other income                                                389          155          621          366
                                                                 ------       ------       ------       ------
Total operating expenses                                          1,997        1,913        3,894        3,813
                                                                 ------       ------       ------       ------
Income before provision for income taxes                            431          297          947          693
Provision for income taxes                                          132          118          299          236
                                                                 ------       ------       ------       ------
Net Income                                                       $  299       $  179       $  648       $  457
                                                                 ======       ======       ======       ======

Basic number of weighted average shares outstanding           1,540,821    1,528,424    1,539,469    1,527,951
Dilutive number of weighted average shares outstanding        1,562,570    1,549,370    1,560,713    1,548,519
Basic earnings per share                                         $ 0.19       $ 0.12       $ 0.42       $ 0.30
Dilutive earnings per share                                      $ 0.19       $ 0.12       $ 0.42       $ 0.30
Dividends declared per share                                     $ 0.05       $ 0.05       $ 0.10       $ 0.10

                                                        Three-Months Ended       Six-Months Ended
                                                       --------------------    --------------------
Performance Ratios (annualized where applicable)       03/31/04    03/31/03    03/31/04    03/31/03
                                                       --------    --------    --------    --------
                                                            unaudited               unaudited

Return on average assets                                 0.48%       0.29%       0.51%        0.37%
Return on average stockholders' equity                   4.16%       2.52%       4.49%        3.21%
Dividend payout ratio (1)                               26.13%      43.28%      24.09%       33.88%
Average stockholders' equity to average assets          11.43%      11.40%      11.35%       11.47%
Net interest rate spread (2)                             3.28%       3.25%       3.38%        3.29%
Net interest margin (3)                                  3.49%       3.54%       3.59%        3.60%
Operating expenses as a percent of average assets        3.17%       3.07%       3.06%        3.07%
Average interest-bearing assets to average interest
 bearing liabilities                                   117.57%     116.87%     116.96%      116.55%
Efficiency ratio(4)                                     87.05%      86.48%      82.22%       84.66%

<F1>  Dividend payout ratio represents dividends declared per share divided by dilutive earnings per share.
<F2>  Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest bearing liabilities.
<F3>  Net interest margin represents net interest income as a percentage of average interest-earning assets.
<F4>  Efficiency ratio represents total operating expenses divided by the sum of net interest income, customer service fees and miscellaneous income.


                                                                     at
                                                         ---------------------------
Asset Quality Ratios:                                    March 31,     September 30,
                                                            2004           2003
                                                         ---------     -------------
                                                                  unaudited

Non-performing loans as a percent of loans                    0.40%         0.45%
Non-performing assets as a percent of total assets            0.22%         0.25%
Allowance for loan losses as a percent of total loans
 before the allowance for loan losses                         0.67%         0.64%

Capital Ratio and other data:
Equity to assets at end of period                            11.29%        11.21%
Number of shares outstanding at end of period            1,588,674     1,586,174

Number of:
Full-service offices (1)                                         5             5
Full-time equivalent employees                                  73            74

<F1>  The number of full service offices does not include the branch at the
      Willows.


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